AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2026

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3205099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Kingsbury Avenue, Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(As amended through March 11, 2026)

(Full title of the plan)

Jay R. Luly, Ph.D.

President and Chief Executive Officer

Enanta Pharmaceuticals, Inc.

4 Kingsbury Avenue

Watertown, Massachusetts 02472

(Name and address of agent for service)

(617) 607-0800

(Telephone number, including area code, of agent for service)

Copy to:

Stacie S. Aarestad

Ryan M. Rourke Reed

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02110-2600

(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Enanta Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 1,600,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), that may be issued and sold under the Enanta Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended through March 11, 2026 (the “2019 Plan”), following the amendment to the 2019 Plan that was approved by the stockholders of the Registrant at its annual meeting on March 11, 2026. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statements on Form S-8 (File Nos. 333-231384, 333-255957, 333-264794, 333-273800, 333-279217 and 333-287274) filed with the Securities and Exchange Commission on May 10, 2019, May  10, 2021, May 9, 2022, August  8, 2023, May 8, 2024 and May 14, 2025, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Enanta Pharmaceuticals, Inc. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2013 (File No. 001-35839) and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Enanta Pharmaceuticals, Inc. (as amended and restated in August 2015). Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 18, 2015 (File No. 001-35839) and incorporated herein by reference.

4.3	Specimen certificate evidencing shares of common stock of Enanta Pharmaceuticals, Inc. Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on February 5, 2013 (File No. 333-184779) and incorporated herein by reference.

5.1*	Opinion of Foley Hoag LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Foley Hoag LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1+	2019 Equity Incentive Plan (as amended through March 11, 2026). Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 12, 2026 (File No. 001-35839) and incorporated herein by reference.

107*	Filing Fee Table.

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, on May 13, 2026.

ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Enanta Pharmaceuticals, Inc., hereby severally constitute and appoint each of Jay R. Luly, Ph.D. and Matthew P. Kowalsky, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay R. Luly, Ph.D. Jay R. Luly, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2026

/s/ Harry R. Trout, III Harry R. Trout, III	Vice President, Finance (Principal Financial Officer)	May 13, 2026

/s/ Kathleen S. Capps, CPA	Executive Director of Accounting, Controller (Principal Accounting Officer)	May 13, 2026
Kathleen S. Capps, CPA

/s/ Bruce L.A. Carter, Ph.D. Bruce L.A. Carter, Ph.D.	Director	May 13, 2026

/s/ Mark G. Foletta Mark G. Foletta	Director	May 13, 2026

/s/ Yujiro S. Hata Yujiro S. Hata	Director	May 13, 2026

/s/ Kristine Peterson Kristine Peterson	Director	May 13, 2026

/s/ Lesley Russell, MB. CH.B., MRCP	Director	May 13, 2026
Lesley Russell, MB. Ch.B., MRCP

/s/ Terry Vance Terry Vance	Director	May 13, 2026